UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2004

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)
Delaware	1-12175	75-2662240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive, Southlake, Texas
76092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code :  (682) 605-1000

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.              Costs Associated With Exit or Disposal Activities

On November 30, 2004, Sabre Holdings Corporation (the “Company”) entered into a Master End User Agreement for Sun Products and Services (the “Agreement”) with Sun Microsystems, Inc. (“Sun Microsystems”) to assist with the consolidation of the Company’s existing midrange environment and to provide the Company with Enterprise System software and ongoing consulting services.  The Agreement allows the Company to consolidate approximately 900 of its existing midrange platform servers onto a standardized midrange environment consisting of approximately 400 servers, resulting in significant savings to the Company from the optimization of the Company’s hardware capacity and leveraging of newer, more efficient technology infrastructure by the Company.

The term of the migration onto the consolidated hardware environment will consist of a five-month planning period, followed by a ten-month scheduled migration.  As part of the migration, the Company will sell its existing infrastructure assets to Sun Microsystems for approximately $2.3 million.  These assets will be leased back over the term of the 15-month planning and migration periods described above.  These assets have an original cost of approximately $25.0 million, accumulated depreciation of approximately $15.4 million, and a net book value of approximately $9.6 million.  The Company estimates that it will receive approximately $2.3 million in proceeds from this sale, resulting in an approximate $7.3 million book loss as a result of this transaction.  The Company does not expect the loss resulting from this transaction to have any impact on the Company’s future cash expenditures.  Additionally, the Company expects significant annual cost savings from the Agreement beginning in 2005.

Cautionary Notice

Statements in this report which are not purely historical facts or which necessarily depend upon future events, including statements about the expected benefits of the proposed agreement to Sabre Holdings Corporation or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted. Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: structural changes within the travel industry, such as the bankruptcy or potential bankruptcy of several large airlines. Sabre Holdings Corporation may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings Corporation’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

(Registrant)

Date: December 1, 2004
/s/ James F. Brashear
(Signature)
Name: James F. Brashear
Title: Corporate Secretary